Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY WITH THIS WARRANT, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF THE SECURITIES OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM.

THIS WARRANT IS BEING ISSUED PURSUANT TO THE TERMS OF THAT CERTAIN PURCHASE AGREEMENT DATED AS OF THE DATE HEREOF (the “PURCHASE AGREEMENT”), BY AND AMONG GULF UNITED ENERGY, INC., A NEVADA CORPORATION, GULF UNITED ENERGY DE COLOMBIA LTD., A COMPANY ORGANIZED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS, GULF UNITED ENERGY DE CUENCA TRUJILLO LTD., A COMPANY ORGANIZED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS AND SYDSON OIL & GAS INVESTMENTS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND THE OTHER PERSONS SET FORTH THEREIN.

Warrant to Purchase

Shares of

Common Stock

of

Gulf United Energy, Inc.

Warrant No.: [__]	Number of Shares: [__]
Date of Issuance: October 29, 2012

This is to certify that [__] or its successors and assigns (collectively, the “Holder”), is the owner of a Warrant (this “Warrant”), which entitles the Holder to purchase from Gulf United Energy, Inc., a Nevada corporation (the “Company”) up to [__] ([__]) shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”), from the period beginning on October 29, 2012 (the “Issue Date”) and ending at the Expiration Time (such period being the “Exercise Period”), at an exercise price of U.S. $0.001 per share, all on the terms and subject to the conditions hereinafter set forth.

The number of Shares issuable upon the full exercise of this Warrant (the “Number Issuable”), is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant, provided that in no event shall the Exercise Price (as defined below) be less than the par value of the Common Stock.  All references to the Number Issuable shall be deemed to mean the Number Issuable as so adjusted as of the time of determination.  The exercise price per Share to be paid in connection with an exercise of the Warrant (the “Exercise Price”), which is initially U.S.$0.001, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant.  All references to the Exercise Price shall be deemed to mean the Exercise Price as so adjusted as of the time of determination.

Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

1.           Manner of Exercise of Warrant.

(a)           This Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period upon delivery to the Company at the principal executive office of the Company, of (i) this Warrant, (ii) a completed Notice of Cash Exercise, in the form attached hereto as Exhibit A-1, (iii) payment of the aggregate Exercise Price for the Shares issuable upon such exercise, which shall be payable either in cash or by a certified or official bank check payable to the order of the Company, at the Holder’s option, and (iv) such other documents and instruments, duly and properly executed, as the Company shall reasonably require from the Holder or the Holder’s transferees (collectively, the “Warrant Cash Exercise Documentation”).  Any request to issue Shares in a name other than the name of the Holder shall be deemed a transfer of this Warrant and shall be subject to compliance with Section 7.

(b)           To the extent this Warrant is not previously exercised, and if the fair market value of one Share is greater than the Exercise Price, the Holder may elect to receive Shares equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with the form of Notice of Cashless Exercise attached hereto as Exhibit A-2 (the “Warrant Non-Cash Exercise Documentation” and, collectively with the Warrant Cash Exercise Documentation, the “Warrant Exercise Documentation”), in which event the Company shall issue to Holder a number of Shares computed using the following formula:

X = Y (A-B)
      A

WhereX =	the number of Shares to be issued to Holder.

Y =	the number of Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =	the Fair Market Value (at the date of such calculation).

B =	Exercise Price (as adjusted to the date of such calculation).

(c)           As promptly as practicable, the Company shall deliver or cause to be delivered (i) a certificate or certificates representing the number of Shares specified in the Warrant Exercise Documentation, (ii) if applicable, cash in lieu of any fractional share, as hereinafter provided, and (iii) if the Warrant evidenced hereby is being exercised with respect to a number of Shares which is less than the full number of Shares as to which the Warrant evidenced hereby is exercisable, a new warrant certificate or certificates, of like tenor, exercisable, in aggregate, for the number of Shares underlying this Warrant, less the aggregate number of Shares issued upon all exercises of this Warrant.  Such exercise shall be deemed to have been made at the close of business on the date of delivery of all Warrant Exercise Documentation so that the Person entitled to receive Shares upon such exercise shall be treated for all purposes as having become the record holder of such Shares at such time.  No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for Shares are closed for any purpose; but any such surrender of this Warrant for exercise during any period while such transfer books are so closed shall become effective for exercise immediately upon the reopening of such transfer books, as if the exercise had been made on the date the Warrant Exercise Documentation was received.

(d)           The issuance of certificates for Shares issuable upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, if any, other than taxes in connection with the issuance of certificates for Shares in the name of any Person other than the Holder.

(e)           In connection with the exercise of this Warrant, no fractions of Shares shall be issued, but, in lieu thereof, the Company shall, in its sole discretion, either (i)  pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value of such share on the Business Day which next precedes the date of exercise or (ii) round-up to the next whole number.

2.           Adjustment of Number Issuable and Exercise Price.  If the Common Stock as presently constituted shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of shares of Common Stock shall be increased through the payment of a share dividend, the Holder shall receive upon exercise of this Warrant, the number and kind of shares or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share of Common Stock shall be exchanged, or to which each such share of Common Stock shall be entitled, as the case may be.  The Exercise Price and other terms of this Warrant shall be appropriately amended to reflect the foregoing events.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any shares or other securities into which the Common Stock shall have been changed, or for which the shares of Common Stock shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the Exercise Price, such adjustment shall be made in accordance with that determination.  Notice of any adjustment shall be given by the Company to the Holder as provided in Section 4 herein.

3.         Redemption.  The Company shall not have any right to redeem this Warrant.

4.         Notice of Certain Events.  In case of any adjustments to the Number Issuable or Exercise Price, the Company shall provide the Holder prior written notice of the adjustments. Such notice shall provide (a) the date on which a record is to be taken for the purpose of such dividend, distribution, subdivision or combination of Common Stock, or similar event or transaction, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to or affected by such dividend, distribution, subdivision or combination, or similar event or transaction, are to be determined, or (b) the date on which such consolidation, merger, dissolution, liquidation, winding-up, sale of all or substantially all of the assets or capital stock of the Company or similar event or transaction is expected to become effective.

5.         Registered Holder.  The Person in whose name this Warrant is registered shall be deemed the owner hereof for all purposes.

6.         Transfer of Warrants.  The Holder may assign this Warrant and its rights and obligations hereunder in whole or in part, without the prior written consent of the Company, after notice duly given by the Holder to the Company.  Any transfer of this Warrant or the rights represented hereby, shall be effected by the surrender of this Warrant, along with a completed form of assignment, in the form attached hereto as Exhibit B, duly and properly completed and executed by the Holder hereof, and delivered to the principal executive office of the Company.

7.         Registration Rights.  The Holder (and its assignees), shall have the rights as set forth in the Registration Rights Agreement in respect to the Shares as set forth in the Registration Rights Agreement.

8.         No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1 herein.  Upon surrender of this Warrant and the payment of the aggregate Exercise Price, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.         Replacement of Warrants.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity in customary form, and (if mutilated) upon surrender and cancellation of this Warrant, the Company shall make and deliver to the Holder a new warrant certificate of like tenor in lieu of this Warrant.  Any replacement warrant certificate made and delivered in accordance with this Section 9 shall be dated as of the date hereof.

10.       GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

11.         Benefits of Warrant.  This Warrant will inure to the benefit of and be binding upon the Holder, the Company and their respective successors and assigns.  Nothing in this Warrant shall be construed to give the Holder any rights as a holder of Shares until such time, if any, as this Warrant is exercised in accordance with the provisions hereof.

12.         Definitions.  For the purposes of this Warrant, the following terms shall have the meanings indicated below:

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of Texas.

“Common Stock” means (a) the Company’s Common Stock, par value $0.001 per share, and (b) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such.

“Expiration Time” means 5:00 p.m., Houston, Texas time, on October 29, 2013.

“Fair Market Value” means the average of the daily closing price per share of Common Stock for the three (3) days immediately preceding the date of determination as such daily closing price is reported on the OTCQB or such other financial reporting marketplace that the Common Stock is then listed.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 29, 2012, by and among the Company and the other Persons referred to therein, as such agreement may be amended, restated or modified and in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

13.         Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, to the addresses as set forth in Section 9.4 of the Purchase Agreement.  Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified by such Person or on the fifth (5th) Business Day following the date on which such communication is posted, whichever occurs first.

14.         Securities Laws; Legend.  The Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Holder is acquiring this Warrant evidenced hereby, and, upon exercise hereof, the Shares, for its own account as an investment and not with a view to distribution thereof.  Neither this Warrant nor the Shares issuable hereunder have been registered under the Securities Act or any state securities laws and no transfer of this Warrant or any Shares shall be permitted unless the Company has received notice of such transfer in the form of the assignment attached hereto as Exhibit B, accompanied, if requested by the Company, by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant or Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale of the Shares has become effective.  Each certificate representing Shares shall bear a legend substantially to the following effect unless such Shares have been registered under the Securities Act and any other applicable federal and state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE ACT AND OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF THE SECURITIES REPRESENTED HEREBY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES REPRESENTED HEREBY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM.”

Any purported transfer of the Warrant or Shares not in compliance with the provisions of this Section 14 shall be null and void.  Stop transfer instructions have been or will be imposed with respect to the Shares so as to restrict resale or other transfer thereof, subject to this Section 14.

15.         Amendments and Waivers.  No modification, amendment or waiver of any term of, or consent required by, this Warrant, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the Company and the Holder.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.         Assignment.  Any assignment of this Warrant and the rights of the Holder hereunder, shall be carried out in accordance with Section 6 herein.  Any instrument purporting to make a transfer or assignment in violation of this Section 16 shall be void and of no effect.

17.         Consent to Exclusive Jurisdiction and Service of Process.  The Company and the Holder each hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of Texas and of the Federal courts sitting in the State of Texas in any action or proceeding directly or indirectly arising out of or relating to this Warrant or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory).  The Company and the Holder each agrees that all actions or proceedings arising out of or relating to this Warrant must be litigated exclusively in the State of Texas or, to the extent permitted by law, the United States Court – Southern District of Texas, in Harris County, Texas and accordingly, each party irrevocably waives any objection which he or it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court.  The Company and the Holder each further irrevocably consents to service of process in the manner provided for notices in Section 13.  Nothing in this Warrant will affect the right of the Company or the Holder to serve process in any other manner permitted by law.

18.         Tax Reporting.  The Company and the initial Holder agree that the separate cash consideration paid by the initial Holder for this Warrant is separately bargained for consideration equal to the Warrant’s fair market value, and each of the Company and the initial Holder agree to consistently utilize such value for federal and applicable state income tax reporting purposes.

19.         Termination.  Notwithstanding any other provision of this Warrant, the right to exercise this Warrant shall terminate at the Expiration Time.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be duly executed as of the Issue Date.

GULF UNITED ENERGY, INC.

By:_____________________________________
John B. Connally III
Chief Executive Officer

Exhibit A-1

NOTICE OF EXERCISE OF WARRANT
BY CASH PAYMENT OF EXERCISE PRICE

________________, 20__

Holder Name and Address: [__]	Aggregate Exercise Price of Warrant Before Exercise: Aggregate Exercise Price Being Exercised:	$ $
	Exercise Price Per Share:	$
Number of Shares of Common Stock to be Issued Under this Notice: Remaining Number of Shares of Common Stock After Exercise (if any):

CASH EXERCISE

Gentlemen:

The undersigned registered Holder of the Warrant delivered herewith (the “Warrant”), hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Gulf United Energy, Inc., a Nevada corporation, as provided below.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant.  The aggregate Exercise Price to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $__________, thereby leaving a remainder aggregate Exercise Price (if any) of $____________.  Such exercise shall be pursuant to the cash exercise provisions of Section 1(a) of the Warrant.  Therefore, Holder makes payment with this Notice of Exercise by way of check payable to the Company in the amount of $___________________.  Such check is payment in full under the Warrant for ___________ shares of Common Stock based upon the Exercise Price of $___________ per share, as currently in effect under the Warrant.  Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to ____________________.  To the extent the foregoing exercise is for less than the full Number Issuable, a replacement Warrant representing the remainder of the Number Issuable and otherwise of like form, tenor and effect should be delivered to Holder along with the share certificates evidencing the Common Stock issued in response to this Notice of Exercise.

HOLDER: [__] By:

Exhibit A-2

NOTICE OF EXERCISE OF WARRANT
PURSUANT TO CASHLESS EXERCISE PROVISIONS

_______________, 20__

Holder Name and Address: [__]	Aggregate Exercise Price of Warrant Before Exercise: Aggregate Exercise Price Being Exercised:	$ $
	Exercise Price Per Share:	$
Number of Shares of Common Stock to be Issued Under this Notice: Remaining Number of Shares of Common Stock After Exercise (if any):

CASHLESS EXERCISE

Gentlemen:

The undersigned, registered Holder of the Warrant delivered herewith (the “Warrant”), hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Gulf United Energy, Inc., a Nevada corporation, as provided below.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant.  The portion of the aggregate Exercise Price to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $___________, thereby leaving a remainder aggregate Exercise Price (if any) equal to $___________.  Such exercise shall be pursuant to the net issue exercise provisions of Section 1(b) of the Warrant; therefore, Holder makes no payment with this Notice of Exercise.  The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 1(b) of the Warrant which requires the use of the current per share fair market value of the Company’s Common Stock.  The current fair market value of one share of the Company’s Common Stock shall be determined in the manner provided in Section 1(b), which amount has been determined to be $_________, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise.  Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to ______________.  To the extent the foregoing exercise is for less than the full Number Issuable, a replacement Warrant representing the remainder of the Number Issuable (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

HOLDER:

[__]

By:

Exhibit B

Form of Assignment of Warrant

The undersigned hereby assigns and transfers this Warrant to [__________], whose Social Security Number or Tax ID Number is [__________] and whose address of record shall be [__________], and irrevocably appoints the Secretary of Gulf United Energy, Inc., a Nevada corporation (the “Company”) as agent to transfer this security to such assignee on the books of the Company.   Such agent may substitute another to act for such agent.

       [__]

Dated:_____________________	By: ________________________________ [__]

__________________________________ Signature of Authorized Signatory __________________________________ Name of Authorized Signatory __________________________________ Title of Authorized Signatory